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                                                                    EXHIBIT 10

                              STOCK SALE AGREEMENT


     This Agreement is made on July 12, 2001, by and between The Kenneth and Linda Raasch Trust (hereinafter called "Seller") and W. Thomas Kinkade, III (hereinafter called "Buyer").

     WHEREAS, Seller owns shares of common stock in the company known as Media Arts Group, Inc. ("MAGI") and Buyer wishes to purchase a portion of these shares of MAGI as hereinafter set forth.

1 First Purchase and Sale: On or before July 13, 2001, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller five hundred thousand (500,000) shares of MAGI common stock for the price of Four Dollars ($4.00) per share. The purchase price of Two Million Dollars ($2,000,000.00) shall be due and payable in full upon delivery of the shares properly executed and endorsed to Buyer.

2 Second Purchase and Sale: On or before January 21, 2002, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller five hundred thousand (500,000) shares of MAGI common stock for the price of Four Dollars ($4.00) per share. The purchase price of Two Million Dollars ($2,000,000.00) shall be due and payable in full upon delivery of the shares properly executed and endorsed to Buyer.

3 Representation, Warranty and Indemnification: Seller represents, warrants and will indemnify Buyer that he owns a sufficient number of shares to make the sales contemplated above, that he owns such shares free and clear of all liabilities and encumbrances, and that he will deliver such shares to Buyer properly executed and endorsed within the time frame contemplated herein.

4 Notices: All notices made or contemplated hereunder shall be in writing, signed by the party sending such communication, delivered by first-class, certified mail, return receipt requested, postage prepaid or personally hand delivered, dated receipt obtained. The effective date of such notice shall be deemed to be the date of delivery of such certified mail or the actual date of hand delivery, as the case may be. Notice by mail shall be addressed as follows unless either party has given the other written notice of a change of address by such means as herein described:

          Buyer:    W. Thomas Kinkade, III
                    6472 Camden Avenue, Suite 205
                    San Jose, California 95125

          Seller:   Kenneth and Linda Raasch
                    239 Forrester Road
                    Los Gatos, CA 95032
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5    Assignment: This Agreement, and the benefits thereunder, may be assigned by Buyer upon proper written notice to Seller.

6 Waiver: It is understood and agreed that a waiver by either party of one or more breaches of a covenant or condition contained in this Agreement shall not be considered a waiver of any subsequent or other breaches of the same covenant or condition, or of any breach of any other covenant or condition contained herein.

7 Arbitration: If a dispute arises out of, or relates to this contract, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties shall first make a good faith attempt to settle the dispute by mediation administered by Christian Dispute Resolution Professionals, Inc. ("CDRP"), under its Mediation Rules before commencing arbitration, litigation, or some other dispute resolution procedure. In the event the parties are unable to resolve their dispute by mediation, the parties shall submit their claims to binding arbitration before CDRP, under its Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties also agree that CDRP's Supplemental Rules for Emergency Interim Relief shall apply to the proceedings.

8 Integration: This Agreement embodies and constitutes the entire agreement and all understandings between the parties hereto and supersedes any and all prior agreements, representations or understandings of the parties hereto, all relating to the sale and purchase of shares of stock in MAGI contemplated hereunder.

9 Survival: The terms and conditions of this Agreement shall survive the settlements and the deliveries of the shares contemplated herein.

10 Timing: With respect to action or non-action under this Agreement, time is of the essence.

11 Construction: The construction and valid administration of this Agreement shall be governed and regulated by the laws of the State of California.



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IN WITNESS WHEREOF, the Buyer and Seller have caused their names to be signed to this Agreement, on the day and year first above written.


WITNESS:                                SELLER:

/s/ PATRICIA McKEY PLASTIROS            /s/ KENNETH RAASCH            7/12/01
----------------------------            -------------------------------------
                     7/12/01            Kenneth Raasch
/s/ PATRICIA McKEY PLASTIROS
----------------------------

                                        /s/ LINDA RAASCH
                                        -------------------------------------
                                        Linda Raasch                  7/12/01



                                        BUYER:

7/12/01                                 /s/ W. THOMAS KINKADE, III
----------------------------            --------------------------------------
                                        W. Thomas Kinkade, III